Exhibit 8.3
September 4, 2009
Xinhua Sports & Entertainment Limited
2201, Tower D, Central International Trade Center
6A Jian Wai Avenue, Chaoyang District
Beijing, 100022
People’s Republic of China
Dear Sirs,
We are qualified lawyers of the People’s Republic of China (the “PRC") and are qualified to issue opinions on the laws and regulations of the PRC.
We have acted as special PRC legal counsel to Xinhua Sports & Entertainment Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), in connection with the Company’s registration statement on Form F-3 (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission (the “SEC”).
For the purposes of giving this opinion, we have examined the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us. We have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and authenticity of the originals of such latter documents.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that the statements set forth under the caption “Taxation” insofar as they purport to constitute summaries of matters of PRC enterprise income tax laws and regulations, constitute correct summaries of the matters described therein in all material respects.
We do not express any opinion herein concerning any law other than the enterprise income tax law of the PRC.
We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the references to us under the caption “Enforceability of Civil Liabilities” in the Registration Statement.
In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.
Sincerely,
/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices

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